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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/96)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 1996, indicating each jurisdiction under the laws of which it was organized (the names of the subsidiaries are indented below the names of their respective parent corporation):


             NAME                     JURISDICTION OF
             ----                     ---------------
                                       INCORPORATION
                                       -------------

MAI SYSTEMS CORPORATION                  DELAWARE

    Gaming Systems International         Nevada


    MAI Canada LTD.                      Canada

    CLS Software International, Inc.     California

    CLS de Mexico, S.A. de C.V.          Mexico


    MAI del Caribe, Inc.                 Delaware

    Computerized Lodging                 Netherlands
Systems  B.V.

    MAI de Venezuela S.A.                Venezuela

    Hotel Information Systems, Ltd.      Hong Kong

    Hotel Information                    Singapore
Systems, Pte. Limited

    Hotel Information Systems de         Mexico
Mexico, S.A. de C.V.


    Hotel Information Systems, Pty.      Australia
Limited